EXHIBIT 99.1

Spirit Airlines Reports Third Quarter 2019 Results

MIRAMAR, Fla., October 23, 2019 - Spirit Airlines, Inc. (NYSE: SAVE) today reported third quarter 2019 financial results.

	Third Quarter 2019		Third Quarter 2018
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[1]	(GAAP)	(non-GAAP)[1]
Revenue	$992.0 million	$992.0 million	$904.3 million	$904.3 million
Operating Income	$124.7 million	$133.8 million	$145.1 million	$145.5 million
Operating Margin	12.6%	13.5%	16.0%	16.1%
Net Income	$83.5 million	$90.5 million	$97.5 million	$100.5 million
Diluted EPS	$1.22	$1.32	$1.42	$1.47

“I want to thank all our team members for their dedication and commitment to provide our Guests a quality travel experience in what was a very busy summer travel period. In addition to record passenger volumes, numerous summer storm systems across our network, including Hurricane Dorian, made for a challenging operating environment.  We have made several adjustments to improve our ability to better recover from adverse weather and we are already seeing the effects.  Over the past couple of months, our operational performance has rebounded and we have consistently achieved high completion factors along with great on-time performance,” said Ted Christie, Spirit’s President and Chief Executive Officer. “We are committed to continuously drive improvement throughout our business and to deliver strong earnings growth and returns for our shareholders.”

Revenue Performance
For the third quarter 2019, Spirit's total operating revenue was $992.0 million, an increase of 9.7 percent compared to the third quarter 2018, driven by a 17.7 percent increase in flight volume.

Total operating revenue per available seat mile ("TRASM") for the third quarter 2019 decreased 1.7 percent compared to the same period last year, driven by lower load factor, softer passenger yields and the negative impact from Hurricane Dorian. Excluding the impact of Hurricane Dorian, the Company estimates its TRASM for the third quarter 2019 would have been down approximately 1 percent year over year.

Non-ticket revenue per passenger flight segment for the third quarter 2019 increased 1.7 percent to $55.372. Fare revenue per passenger flight segment decreased 9.7 percent to $54.80 and total revenue per passenger segment decreased 4.3 percent year over year to $110.17, driven by shorter average stage length and lower passenger yields as compared to the third quarter 2018.

Cost Performance
For the third quarter 2019, total GAAP operating expenses increased 14.2 percent year over year to $867.3 million. Adjusted operating expenses for the third quarter 2019 increased 13.1 percent year over year to $858.2 million3. In addition to increased flight volume, these changes were primarily driven by salaries, wages and benefits and other operating expense (largely driven by passenger re-accommodation expense).

Aircraft fuel expense decreased in the third quarter 2019 by 1.9 percent year over year, due to an 11.9 percent decrease in fuel rates, largely offset by an 11.5 percent increase in fuel gallons consumed.

Spirit reported third quarter 2019 cost per available seat mile ("ASM"), excluding operating special items and fuel (“Adjusted CASM ex-fuel”), of 5.66 cents3, up 8.4 percent compared to the same period last year. Throughout the quarter, storm systems across its network, including Hurricane Dorian, along with other operational challenges, led to a higher percentage of flight cancellations, additional crew costs, and passenger re-accommodation expense. These additional expenses, loss of ASMs, and a shorter average stage length year over year, were the primary contributors to the increase in the third quarter Adjusted 2019 CASM ex-fuel year over year.

Liquidity
Spirit ended the third quarter 2019 with unrestricted cash, cash equivalents, and short-term investments of $1.0 billion. For the nine months ended September 30, 2019, Spirit generated $358.4 million of operating cash flow. After investing $283.6 million for aircraft purchases and pre-delivery deposits, and receiving $94.7 million of proceeds from issuance of long-term debt, Adjusted free cash flow for the nine months ended September 30, 2019 was $169.5 million4. For the nine months ended September 30, 2019, net cash used in financing activities was $127.4 million.

Fleet
Spirit took delivery of one new A320neo aircraft during the third quarter 2019, ending the quarter with 136 aircraft in its fleet.

“We have reached a memorandum of understanding with Airbus to purchase 100 new Airbus A320neo family aircraft with options to purchase up to 50 additional aircraft.  We went through an extensive fleet evaluation process and determined that the fuel-efficient A320neo family of aircraft were the best option to support our continued growth as we expand our network,” said Scott Haralson, Spirit Airlines’ Chief Financial Officer.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, October 24, 2019, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under "Webcasts & Presentations" for 60 days.

About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose - like bags, seat assignments and refreshments - something we call À La Smarte. We make it possible for our Guests to venture further and discover more than ever before. Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S. We operate more than 600 daily flights to 75 destinations in the U.S., Latin America and the Caribbean, and are dedicated to giving back and improving the communities we serve. Come save with us at spirit.com. At Spirit Airlines, we go. We go for you.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(2) See "Calculation of Total Non-Ticket Revenue per Passenger Flight Segment" table below for more details.
(3) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
(4) See "Reconciliation of Adjusted Free Cash Flow to GAAP Net Operating Cash Flow" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statements of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2019	2018	Change	2019	2018	Change
Operating revenues:
Passenger	$973,353	$887,956	9.6	$2,805,848	$2,413,447	16.3
Other	18,615	16,374	13.7	54,872	46,792	17.3
Total operating revenues	991,968	904,330	9.7	2,860,720	2,460,239	16.3

Operating expenses:
Aircraft fuel	253,847	258,818	(1.9)	748,489	709,644	5.5
Salaries, wages and benefits	224,069	185,043	21.1	644,345	527,895	22.1
Landing fees and other rents	69,142	54,542	26.8	193,502	162,774	18.9
Aircraft rent	40,026	42,682	(6.2)	132,330	134,618	(1.7)
Depreciation and amortization	57,712	43,773	31.8	163,351	128,764	26.9
Distribution	39,160	37,868	3.4	115,481	103,496	11.6
Maintenance, materials and repairs	36,152	37,778	(4.3)	102,444	99,141	3.3
Special charges (credits)	—	(686)	nm	—	88,656	nm
Loss on disposal of assets	13,410	1,069	nm	16,873	6,561	nm
Other operating	133,769	98,318	36.1	367,482	283,841	29.5
Total operating expenses	867,287	759,205	14.2	2,484,297	2,245,390	10.6

Operating income	124,681	145,125	14.1	376,423	214,849	75.2

Other (income) expense:
Interest expense	25,138	21,925	14.7	75,375	60,272	25.1
Capitalized interest	(3,400)	(2,657)	28.0	(8,932)	(7,205)	24.0
Interest income	(6,292)	(4,776)	31.7	(20,282)	(13,272)	52.8
Other expense	222	302	nm	599	623	nm
Special charges, non-operating	—	1,744	nm	—	90,357	nm
Total other (income) expense	15,668	16,538	(5.3)	46,760	130,775	(64.2)

Income before income taxes	109,013	128,587	15.2	329,663	84,074	292.1
Provision for income taxes	25,549	31,107	17.9	75,622	20,262	273.2

Net income	$83,464	$97,480	14.4	$254,041	$63,812	298.1
Basic earnings per share	$1.22	$1.43	14.7	$3.71	$0.94	294.7
Diluted earnings per share	$1.22	$1.42	14.1	$3.71	$0.93	298.9

Weighted average shares, basic	68,442	68,254	0.3	68,421	68,243	0.3
Weighted average shares, diluted	68,545	68,503	0.1	68,561	68,346	0.3

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$83,464	$97,480	$254,041	$63,812
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of ($20), ($5), $47, and $21	(68)	(7)	161	70
Interest rate derivative loss reclassified into earnings, net of taxes of $17, $27, $63, and $66	57	52	157	172
Other comprehensive income (loss)	$(11)	$45	$318	$242
Comprehensive income	$83,453	$97,525	$254,359	$64,054

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended September 30,
Operating Statistics	2019	2018	Change
Available seat miles (ASMs) (thousands)	10,686,246	9,579,448	11.6%
Revenue passenger miles (RPMs) (thousands)	9,057,574	8,241,771	9.9%
Load factor (%)	84.8	86.0	(1.2	) pts
Passenger flight segments (thousands)	9,004	7,856	14.6%
Block hours	155,167	136,723	13.5%
Departures	59,314	50,386	17.7%
Total operating revenue per ASM (TRASM) (cents)	9.28	9.44	(1.7)%
Average yield (cents)	10.95	10.97	(0.2)%
Fare revenue per passenger flight segment ($)	54.80	60.67	(9.7)%
Non-ticket revenue per passenger flight segment ($)	55.37	54.44	1.7%
Total revenue per passenger flight segment ($)	110.17	115.11	(4.3)%
CASM (cents)	8.12	7.93	2.4%
Adjusted CASM (cents) (1)	8.03	7.92	1.4%
Adjusted CASM ex-fuel (cents) (2)	5.66	5.22	8.4%
Fuel gallons consumed (thousands)	122,072	109,515	11.5%
Average economic fuel cost per gallon ($)	2.08	2.36	(11.9)%
Aircraft at end of period	136	121	12.4%
Average daily aircraft utilization (hours)	12.5	12.4	0.8%
Average stage length (miles)	979	1,033	(5.2)%

	Nine Months Ended September 30,
Operating Statistics	2019	2018	Change
Available seat miles (ASMs) (thousands)	31,291,168	27,504,053	13.8%
Revenue passenger miles (RPMs) (thousands)	26,348,093	23,016,417	14.5%
Load factor (%)	84.2	83.7	0.5	pts
Passenger flight segments (thousands)	25,777	21,947	17.5%
Block hours	455,778	396,034	15.1%
Departures	170,006	144,772	17.4%
Total operating revenue per ASM (TRASM) (cents)	9.14	8.95	2.1%
Average yield (cents)	10.86	10.69	1.6%
Fare revenue per passenger flight segment ($)	55.30	57.36	(3.6)%
Non-ticket revenue per passenger flight segment ($)	55.68	54.74	1.7%
Total revenue per passenger flight segment ($)	110.98	112.10	(1.0)%
CASM (cents)	7.94	8.16	(2.7)%
Adjusted CASM (cents) (1)	7.90	7.82	1.0%
Adjusted CASM ex-fuel (cents) (2)	5.51	5.24	5.2%
Fuel gallons consumed (thousands)	354,347	310,661	14.1%
Average economic fuel cost per gallon ($)	2.11	2.28	(7.5)%
Average daily aircraft utilization (hours)	12.4	12.3	0.8%
Average stage length (miles)	1,003	1,037	(3.3)%

(1)	Excludes operating special items.

(2)	Excludes economic fuel expense and operating special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Calculation of Total Non-Ticket Revenue per Passenger Flight Segment
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per segment data)	2019	2018	2019	2018
Operating revenues
Fare	$493,376	$476,660	$1,425,417	$1,258,904
Non-fare	479,977	411,296	1,380,431	1,154,543
Total passenger revenues	973,353	887,956	2,805,848	2,413,447
Other revenues	18,615	16,374	54,872	46,792
Total operating revenues	$991,968	$904,330	$2,860,720	$2,460,239

Non-ticket revenues (1)	$498,592	$427,670	$1,435,303	$1,201,335

Passenger segments	9,004	7,856	25,777	21,947

Non-ticket revenue per passenger flight segment ($)	$55.37	$54.44	$55.68	$54.74

(1)	Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2019	2018	2019	2018
Operating special items include the following:
Supplemental rent (credit) (1)	(4,304)	—	(4,304)	—
Loss on disposal of assets (2)	13,410	1,069	16,873	6,561
Operating special charges (credits) (3)	—	(686)	—	88,656
Total operating special items	$9,106	$383	$12,569	$95,217
Non-operating special items include the following:
Non-operating special charges (4)	—	1,744	—	$90,357
Total non-operating special items	$—	$1,744	$—	$90,357

Total special items	$9,106	$2,127	$12,569	$185,574

(1)	Accrual release related to a lease modification.

(2)
2019 includes amounts primarily related to the disposal of excess and obsolete inventory; 2018 includes amounts primarily related to losses on sale of engines and the disposal of excess and obsolete inventory.

(3)	Operating special charges for 2018 include amounts primarily related to a one-time ratification incentive recognized in connection with a new pilot agreement approved in February 2018.

(4)
Non-operating special charges in 2018 are related to the purchase of 14 A319-100 aircraft.  The contract was deemed a lease modification which resulted in a change of classification from operating leases to finance leases for the 14 aircraft.

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except CASM data in cents)	2019	2018	2019	2018
Total operating expenses, as reported	$867,287	$759,205	$2,484,297	$2,245,390
Less operating special items	9,106	383	12,569	95,217
Adjusted operating expenses, non-GAAP (1)	858,181	758,822	2,471,728	2,150,173
Less: Economic fuel expense	253,847	258,818	748,489	709,644
Adjusted operating expenses excluding fuel, non-GAAP (2)	$604,334	$500,004	$1,723,239	$1,440,529

Available seat miles	10,686,246	9,579,448	31,291,168	27,504,053

CASM (cents)	8.12	7.93	7.94	8.16
Adjusted CASM (cents) (1)	8.03	7.92	7.90	7.82
Adjusted CASM ex-fuel (cents) (2)	5.66	5.22	5.51	5.24

(1)	Excludes operating special items.

(2)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net income, as reported	$83,464	$97,480	$254,041	$63,812
Add: Provision for income taxes	25,549	31,107	75,622	20,262
Income before income taxes, as reported	109,013	128,587	329,663	84,074
Pre-tax margin	11.0%	14.2%	11.5%	3.4%
Add special items (1)	$9,106	$2,127	$12,569	$185,574
Adjusted income before income taxes, non-GAAP (2)	118,119	130,714	342,232	269,648
Adjusted pre-tax margin, non-GAAP (2)	11.9%	14.5%	12.0%	11.0%
Add: Total other (income) expense (3)	15,668	14,794	46,760	40,418
Adjusted operating income, non-GAAP (4)	133,787	145,508	388,992	310,066
Adjusted operating margin, non-GAAP (4)	13.5%	16.1%	13.6%	12.6%

Provision for income taxes	27,640	30,169	78,515	63,426
Adjusted net income, non-GAAP (2)	$90,479	$100,545	$263,717	$206,222

Weighted average shares, diluted	68,545	68,503	68,561	68,346

Adjusted net income per share, diluted (2)	$1.32	$1.47	$3.85	$3.02

Total operating revenues	$991,968	$904,330	$2,860,720	$2,460,239

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Excludes non-operating special items.

(4)	Excludes operating special items.

As most of the Company’s capital expenditures are related to acquiring assets to grow the business, the Company believes it is beneficial for investors to use Adjusted Free Cash Flow to assess whether the Company has sufficient liquidity.  Adjusted Free Cash Flow adjusts for Purchase of property and equipment, Pre-delivery deposits on flight equipment, net of refunds, and Proceeds from issuance of long-term debt to provide a consistent view of the Company’s liquidity regardless of how the Company chooses to finance aircraft required for growth.  Management believes investors should have a metric to assess the Company’s liquidity on a consistent basis regardless of how the Company chooses to finance assets used for growth.

Reconciliation of Adjusted Free Cash Flow to GAAP Net Operating Cash Flow
(unaudited)

	Nine Months Ended
	September 30,
(in thousands)	2019	2018
Net cash provided by operating activities	$358,397	$308,498
Less:
Purchase of property and equipment (1)	114,396	420,586
Pre-delivery deposits on flight equipment, net of refunds (1)	169,200	132,297
Add: Proceeds from issuance of long-term debt (2)	94,706	518,171
Adjusted free cash flow	$169,507	$273,786

Net cash used in investing activities	(300,056)	(550,593)
Net cash (used in) provided by financing activities	(127,396)	214,956

Net increase (decrease) in cash and cash equivalents	(69,055)	(27,139)

(1)	Included within net cash used in investing activities in the Company's Condensed Statements of Cash Flows.

(2)	Included within net cash (used in) provided by financing activities in the Company's Condensed Statements of Cash Flows.